EXHIBIT 99.1

Release         News Release         News Release         News Release         News

FOR IMMEDIATE RELEASE

LINDA ZUKAUCKAS JOINS AMERICAN EXPRESS AS EXECUTIVE VICE PRESIDENT AND CORPORATE COMPTROLLER

NEW YORK, November 4, 2011 – American Express today announced that Linda Zukauckas will join the Company as Executive Vice President and Corporate Comptroller on November 28, 2011.

Ms. Zukauckas joins American Express from Ally Financial (formerly GMAC Inc.), where she most recently served as Managing Director – Corporate Strategy.  During her 11 years with Ally, she held a number of senior leadership roles, serving as Corporate Controller and Chief Accounting Officer, CFO of North America Auto Finance, and Global Head of Internal Audit.  Earlier in her career, Ms. Zukauckas held senior audit roles at Deutsche Bank/Bankers Trust.  She began her career at PricewaterhouseCoopers.

“Linda is a seasoned leader who knows the financial services industry and has strong experience working with audit committees of the board, senior business leaders and with regulators,” said Daniel Henry, Chief Financial Officer.  “I’m delighted to welcome her to American Express and to the Finance Leadership team.”

Ms. Zukauckas holds a BBA in Accounting from Texas Tech University and resides with her family in Chatham, N.J.

David Cornish, who has been serving as Acting Corporate Comptroller, will resume his role as senior vice president, Deputy Controller and head of the Global Reporting team.

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CONTACTS:

Media Contacts:

Susan Korchak, susan.korchak@aexp.com, +1-212-640-4953

Investors/Analysts:

Toby Willard, sherwood.s.willardjr@aexp.com, +1-212-640-1958